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Dear Sierra Pacific Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Sierra Pacific resources, a Nevada corporation ("Sierra Pacific"), to be held at 9:00 a.m., local time, on October 9, 1998, at the Peppermill Hotel & Casino, 2707 South Virginia Street, Reno, Nevada (the "Special Meeting").

At the meeting you will be asked to approve:

(i) a proposal to approve an Agreement and Plan of Merger, dated as of April 29, 1998 (the "Merger Agreement"), by and among Nevada Power Company, a Nevada corporation ("Nevada Power"), Sierra Pacific, DESERT Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra Pacific ("DESERT Merger Sub"), and LAKE Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Sierra Pacific ("LAKE Merger Sub"), providing for the merger of LAKE Merger Sub with and into Sierra Pacific (the "First Merger"), with Sierra Pacific continuing as the surviving corporation, and for the merger, immediately after the First Merger, of Nevada Power with and into DESERT Merger Sub (the "Second Merger" and, together with the First Merger, the "Mergers"), with DESERT Merger Sub continuing as a wholly owned subsidiary of Sierra Pacific;

(ii) a proposal to approve the issuance of shares (the "Share Issuance") of common stock par value $1.00 per share, together with associated stock purchase rights, of Sierra Pacific (the "Sierra Pacific Common Stock") pursuant to the Merger Agreement;

(iii) a proposal to amend Sierra Pacific's Amended and Restated Articles of Incorporation to increase the maximum number of authorized shares of Sierra Pacific Common Stock from 90,000,000 to 250,000,000 shares (the "Shares Amendment"); and

(iv) a proposal to footnote or adjourn the Special Meeting, if proposed by the Board of Directors of Sierra Pacific (the "Adjournment Proposal").

The Mergers and related matters are described in detail in the accompanying Joint Proxy Statement/Prospectus. Please review it carefully. YOUR BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE MERGER AGREEMENT, THE SHARE ISSUANCE AND THE SHARES AMENDMENT AND THE ADJOURNMENT PROPOSAL.

Whether or not you plan to attend, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly vote, sign, date and mail the attached proxy in the envelope provided.

Thank you for your consideration and continued support.

Very truly yours,

Malyn K. Malquist
Chairman of the Board, President
and Chief Executive Officer
_______________________________PLEASE DETACH HERE_______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIERRA PACIFIC. THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR EACH PROPOSAL.
                                                                          PLEASE
                                           MARK YOUR
                                                                            VOTE
                                           AS SUGGESTED
                                                /X/
                                                                            IN
                                           THIS EXAMPLE.

The undersigned hereby appoints Harold P. Dayton, Jr. and Malyn K. Malquist or either of them, each with full power of submission, proxies to vote all shares of Sierra Pacific Common Stock which the undersigned may be entitled to vote at the Special Meeting to be held on October 9, 1998 and at any and all adjournments thereof:

(1) To approve the Merger Agreement.

   For      Against    Abstain
   / /        / /        / /

(2) To approve the Share Issuance.

   For      Against    Abstain
   / /        / /        / /

(3) To approve the Shares Amendment.

   For      Against    Abstain
   / /        / /        / /

(4) To approve the Adjournment Proposal.

   For      Against
   / /        / /

                                             ___________________________________

                                          (Signature)                     (Date)
                                             ___________________________________

                                          (Signature)                     (Date)

                                             (Please sign EXACTLY as your
                                             name(s) appear on this ballot.
                                             Joint owners must EACH sign.)

                                             THIS PROXY WHEN PROPERLY EXECUTED
                                             WILL BE VOTED IN THE MANNER
                                             DIRECTED HEREIN BY THE SIGNING
                                             SHAREHOLDER(S). IF NO DIRECTION IS
                                             MADE, THIS PROXY WILL BE VOTED FOR
                                             THE PROPOSALS. IN THEIR DISCRETION,
                                             THE PROXIES ARE AUTHORIZED TO VOTE
                                             UPON SUCH OTHER BUSINESS AS MAY
                                             PROPERLY COME BEFORE THE MEETING.